                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                          ---------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

   A National Banking Association                       36-0899825
                                                        (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
     (Address of principal executive offices)               (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                         ----------------------------

                                 BNY CAPITAL IV
              (Exact name of obligor as specified in its charter)


             Delaware                            to be applied for
  (State or other jurisdiction of                (I.R.S. employer
  incorporation or organization)                 identification number)



c/o The Bank of New York Company, Inc.
     48 Wall Street
     New York, New York                                   10286
(Address of principal executive offices)               (Zip Code)


                             Preferred Securities
                        (Title of Indenture Securities)

Item 1.        General Information.  Furnish the following
               -------------------
               information as to the trustee:

               (a)    Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.,
               Federal Deposit Insurance Corporation,
               Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

               (b)    Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2.        Affiliations With the Obligor.  If the obligor
               -----------------------------
               is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.


Item 16.       List of exhibits.   List below all exhibits filed as a
               ----------------
               part of this Statement of Eligibility.

               1. A copy of the articles of association of the
                  trustee now in effect.*

               2. A copy of the certificates of authority of the
                  trustee to commence business.*

               3. A copy of the authorization of the trustee to
                  exercise corporate trust powers.*

               4. A copy of the existing by-laws of the trustee.*

               5. Not Applicable.

               6. The consent of the trustee required by
                  Section 321(b) of the Act.

                        (Title of Indenture Securities)



          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of November, 1997.


                        THE FIRST NATIONAL BANK OF CHICAGO,
                        TRUSTEE

                        BY     /s/ RICHARD D. MANELLA

                               RICHARD D. MANELLA
                               VICE PRESIDENT AND SENIOR COUNSEL




* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                               November 19, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Trust Agreement of BNY Capital IV, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                VERY TRULY YOURS,

                                THE FIRST NATIONAL BANK OF CHICAGO

                                BY:   /s/ RICHARD D. MANELLA

                                      RICHARD D. MANELLA
                                      VICE PRESIDENT AND SENIOR COUNSEL

                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0303                                      Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.  0/3/6/1/8
                      ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                        Dollar Amounts in                 C400
                                                                                                          ----
                                                                           Thousands           RCFD    BIL MIL THOU
                                                                        -----------------      ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                   0081    4,415,563        1.a.
    b. Interest-bearing balances(2)                                                            0071    7,049,275        1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)                              1754            0        2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                            1773    4,455,173        2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                     1350    4,604,233        3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                               RCFD 2122 24,185,099                            4.a.
    b. LESS: Allowance for loan and lease losses                        RCFD 3123    423,419                            4.b.
    c. LESS: Allocated transfer risk reserve                            RCFD 3128          0                            4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                    2125   23,761,680        4.d.
5.  Trading assets (from Schedule RD-D)                                                        3545    6,930,216        5.
6.  Premises and fixed assets (including capitalized leases)                                   2145      705,704        6.
7.  Other real estate owned (from Schedule RC-M)                                               2150        7,960        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                             2130       64,504        8.
9.  Customers' liability to this bank on acceptances outstanding                               2155      562,251        9.
10. Intangible assets (from Schedule RC-M)                                                     2143      283,716        10.
11. Other assets (from Schedule RC-F)                                                          2160    1,997,778        11.
12. Total assets (sum of items 1 through 11)                                                   2170   54,837,423        12.

-----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago Call Date:  06/30/97 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                           Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Schedule RC-Continued

                                                                              Dollar Amounts in
                                                                                 Thousands                    Bil Mil Thou
                                                                              -----------------               ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)..........................................                        RCON 2200  21,852,164   13.a
       (1) Noninterest-bearing(1)...........................................  RCON 6631  9,474,510                          13.a.1
       (2) Interest-bearing.................................................  RCON 6636 12,377,654                          13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)...................................                        RCFN 2200  13,756,280   13.b.
       (1) Noninterest bearing..............................................  RCFN 6631    330,030                          13.b.1
       (2) Interest-bearing.................................................  RCFN 663613, 426,250                          13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:..........................................................                        RCFD 2800   3.827,159   14
15. a. Demand notes issued to the U.S. Treasury.............................                        RCON 2840      40,307   15.a
    b. Trading Liabilities(from Schedule RC-D)..............................                        RCFD 3548   4,985,577   15.b
16. Other borrowed money:
    a. With original maturity of one year or less...........................                        RCFD 2332   2,337,018   16.a
    b. With original maturity of than one year through three years..........                             A547     265,393   16.b
 .   c.  With a remaining maturity of more than three years .................                             A548     322,175   16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.................                        RCFD 2920     562,251   18
19. Subordinated notes and debentures (2)...................................                        RCFD 3200   1,700,000   19
20. Other liabilities (from Schedule RC-G)..................................                        RCFD 2930     929,875   20
21. Total liabilities (sum of items 13 through 20)..........................                        RCFD 2948  50,618,199   21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...........................                        RCFD 3838           0   23
24. Common stock............................................................                        RCFD 3230     200,858   24
25. Surplus (exclude all surplus related to preferred stock)................                        RCFD 3839   2,948,616   25
26. a. Undivided profits and capital reserves...............................                        RCFD 3632   1,059,214   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities...........................................................                        RCFD 8434      12,788   26.b.
27. Cumulative foreign currency translation adjustments.....................                        RCFD 3284      (2,252)  27
28. Total equity capital (sum of items 23 through 27).......................                        RCFD 3210   4,219,224   28
29. Total liabilities and equity capital (sum of items 21 and 28)...........                        RCFD 3300  54,837,423   29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during
    1996..........................RCFD 6724....M.1.

1 =  Independent audit of the bank conducted in accordance      4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank       authority)

2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company             auditors
     (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)

3 =  Directors' examination of the bank conducted in             8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-----------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.